EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-130310, No. 333-144491,  No.333-152941, and No. 333-161145) of DealerTrack Holdings, Inc. of our report dated February 17, 2011 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K. We also consent to the reference to us under the heading “Selected Consolidated Financial Data” in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York
February 17, 2011